FOR IMMEDIATE RELEASE	New York, NY (February 12, 2016)

Interpublic Announces Full Year and
Fourth Quarter 2015 Results

2015 Highlights

•	Company posted FY15 revenue of $7.61 billion, with strong organic revenue growth of 6.1% for FY15 and 5.2% for Q4

•	Operating margin expanded to 11.5% for FY15 and to 20.8% for Q4

•	FY15 adjusted diluted EPS rose 23% to $1.21 from FY14 adjusted diluted EPS of $0.98 - FY15 diluted EPS was $1.09

•	Board approves 25% increase in quarterly dividend and additional $300 million toward share repurchase program

•	Management targets 2016 organic revenue growth of 3% - 4% and further 50 basis points or better improvement in operating margin

Summary

Revenue

•
Full year 2015 revenue was $7.61 billion, compared to $7.54 billion in 2014, with an organic revenue increase of 6.1% compared to the prior-year period. This was comprised of an organic revenue increase of 5.3% internationally and 6.8% in the U.S.

•
Fourth quarter 2015 revenue was $2.20 billion, compared to $2.21 billion in the fourth quarter of 2014, with an organic revenue increase of 5.2% compared to the prior-year period. This was comprised of an organic revenue increase of 4.1% internationally and 6.2% in the U.S.

Operating Results

•	For the full year 2015, operating income was $871.9 million, compared to $788.4 million in 2014. Operating margin was 11.5% for the full year 2015, compared to 10.5% for the full year 2014.

•
Operating income in the fourth quarter of 2015 was $456.4 million, compared to $433.0 million in 2014. Operating margin was 20.8% for the fourth quarter of 2015, compared to 19.6% for the fourth quarter of 2014.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Losses on Sales of Businesses

•
For the full year 2015, other expense (non-operating) includes pre-tax losses of $50.0 million due to sales of businesses in the third and fourth quarters, resulting in a negative impact of $0.12 per diluted share.

•	For the fourth quarter of 2015, other expense (non-operating) includes pre-tax losses of $12.0 million due to sales of businesses, resulting in a negative impact of $0.03 per diluted share.

Net Results

•
Full year 2015 net income available to IPG common stockholders was $454.6 million, resulting in earnings of $1.11 per basic and $1.09 per diluted share. This compares to net income available to IPG common stockholders of $477.1 million, or $1.14 per basic and $1.12 per diluted share a year ago.

•
Excluding the impact of the loss on sales of businesses recorded during the third and fourth quarters of 2015, diluted earnings per share was $1.21 in 2015. Excluding the impact of the net valuation allowance reversal of $67.6 million on deferred tax assets in Continental Europe in the fourth quarter of 2014 and the charge for early extinguishment of the 6.25% Senior Unsecured Notes due 2014 (the "6.25% Notes") in the second quarter of 2014, diluted earnings per share was $0.98 in 2014.

•
Fourth quarter 2015 net income available to IPG common stockholders was $260.3 million, resulting in earnings of $0.65 per basic and $0.63 per diluted share. This compares to net income available to IPG common stockholders of $308.9 million, or $0.75 per basic and $0.73 per diluted share a year ago. Excluding the impact of the losses on sales of businesses, diluted earnings per share was $0.66 in 2015, compared to $0.57 in 2014 excluding the impact of the net valuation allowance reversal on deferred tax assets in Continental Europe.

“From every perspective, 2015 was a very successful year, with notable accomplishments in the marketplace and strong financial results. Across the group, the quality of our people and our offerings is at its highest level in well over a decade. The key drivers of our industry-leading organic revenue performance have been talent acquisition and development, particularly in creative and strategic roles, our ‘open architecture’ model of integrating services, as well as the deep digital expertise we have embedded into our agencies. Our commitment to developing new skills, products and technology-enabled capabilities has allowed us to stay highly relevant in a very dynamic industry,” commented Michael Roth, Chairman and CEO of IPG. “We continue to convert growth to profit at a high level, which led to operating margin improvement of 100 basis points in 2015. We also remain committed to our robust capital return programs, as evident in the actions our Board has announced today to increase the dividend and authorization for share repurchase. These will continue to be drivers of value creation. Looking forward, the tone of our business is good and we are positioned for continued growth.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Increased macro uncertainty and market volatility are factors that require us to approach 2016 with an appropriate degree of caution. We are therefore targeting organic growth of 3% - 4% and an additional 50 basis points or more of margin improvement, which would bring us to operating margin performance of 12.0% or greater. Coupled with strong capital returns, we are confident that achieving these targets will allow us to build on our strong track record of enhancing shareholder value,” Mr. Roth concluded.

Operating Results

Revenue
Revenue of $7.61 billion for the full year 2015 was up 1.0% compared to 2014. During the full year 2015, the effect of foreign currency translation was negative 5.4%, the impact of net acquisitions was positive 0.3%, and the resulting organic revenue increase was 6.1%.

Revenue of $2.20 billion in the fourth quarter of 2015 was down 0.5% compared with the same period in 2014. During the fourth quarter of 2015, the effect of foreign currency translation was negative 5.5%, the impact of net divestitures was negative 0.2%, and the resulting organic revenue increase was 5.2%.

Operating Expenses
For the full year 2015, salaries and related expenses were $4.86 billion, up 0.8% compared to 2014. After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 5.6% organically.

During the fourth quarter of 2015, salaries and related expenses were $1.24 billion, down 2.5% compared to the same period in 2014. After adjusting for currency effects and the impact of net divestitures, salaries and related expenses increased 2.3% organically.

For the full year 2015, office and general expenses were $1.88 billion, down 2.3% compared to 2014. After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 2.8% organically.

During the fourth quarter of 2015, office and general expenses were $504.7 million, down 0.6% compared to the same period in 2014. After adjusting for currency effects and the impact of net divestitures, office and general expenses increased 5.0% organically.

Non-Operating Results and Tax
For the full year 2015, net interest expense of $63.0 million increased by $5.5 million compared to 2014. In the fourth quarter of 2015, net interest expense of $18.3 million increased by $4.0 million compared to the same period in 2014.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Other expense, net was $46.7 million for the full year 2015, and was $10.3 million for the fourth quarter of 2015, primarily due to losses recorded during the third and fourth quarters on sales of businesses.

The income tax provision for the full year 2015 was $282.8 million on income before income taxes of $762.2 million, compared to a provision of $216.5 million on income before income taxes of $720.7 million in 2014. The income tax provision in the fourth quarter of 2015 was $145.4 million on income before income taxes of $427.8 million, compared to a provision of $87.9 million on income before income taxes of $418.6 million in the same period in 2014. The effective tax rate for the full year 2015 was 37.1% and 30.0% for 2014. Excluding the impact of the losses on sales of businesses, the effective tax rate for the full year 2015 was 35.2%, compared to 39.4% in 2014 excluding the impact of the net valuation allowance reversal and the charge for the early extinguishment of the 6.25% Notes. The effective tax rate for the fourth quarter of 2015 was 34.0%, compared to 21.0% for the same period in 2014. Excluding the impact of the losses on sales of businesses, the effective tax rate for the fourth quarter of 2015 was 33.1%, compared to 37.1% for the same period in 2014 excluding the impact of the net valuation allowance reversal.

Balance Sheet
At December 31, 2015, cash, cash equivalents and marketable securities totaled $1.51 billion, compared to $1.67 billion at December 31, 2014. Total debt was $1.76 billion at December 31, 2015, compared to $1.72 billion at December 31, 2014.

Share Repurchase Program and Common Stock Dividend
During the fourth quarter of 2015, the company repurchased 5.1 million shares of its common stock at an aggregate cost of $112.8 million and an average price of $21.97 per share. For the full year 2015, the company repurchased 13.6 million shares of its common stock at an aggregate cost of $285.2 million and an average price of $20.97 per share.

Interpublic Board of Directors authorized a new program to repurchase, from time to time, up to $300 million of the company's common stock. The new share program, which is in addition to any amounts remaining for repurchase under the program announced in 2015, will take effect immediately and has no expiration date.

During the fourth quarter of 2015, the company declared and paid a common stock cash dividend of $0.12 per share, for a total of $48.3 million. For the full year 2015, the company declared and paid common stock cash dividends of $0.48 per share, for a total of $195.5 million.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

The company also announced that its Board of Directors has declared a common stock cash dividend of $0.15 per share, payable quarterly to holders of record on an ongoing basis.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include BPN, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton Worldwide, MAGNA GLOBAL, McCann, Momentum, MRM//McCann, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FOURTH QUARTER REPORT 2015 AND 2014 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended December 31,
	2015	2014	Fav. (Unfav.) % Variance
Revenue:
United States	$1,221.1	$1,152.3	6.0%
International	975.1	1,054.8	(7.6)%
Total Revenue	2,196.2	2,207.1	(0.5)%

Operating Expenses:
Salaries and Related Expenses	1,235.1	1,266.4	2.5%
Office and General Expenses (1)	504.7	507.7	0.6%
Total Operating Expenses	1,739.8	1,774.1	1.9%
Operating Income	456.4	433.0	5.4%
Operating Margin %	20.8%	19.6%

Expenses and Other Income:
Interest Expense	(23.3)	(21.4)
Interest Income	5.0	7.1
Other Expense, net	(10.3)	(0.1)
Total (Expenses) and Other Income	(28.6)	(14.4)

Income before Income Taxes	427.8	418.6
Provision for Income Taxes	145.4	87.9
Income of Consolidated Companies	282.4	330.7
Equity in Net Income of Unconsolidated Affiliates	0.5	0.6
Net Income	282.9	331.3
Net Income Attributable to Noncontrolling Interests	(22.6)	(22.4)
Net Income Available to IPG Common Stockholders	$260.3	$308.9

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.65	$0.75
Diluted	$0.63	$0.73

Weighted-Average Number of Common Shares Outstanding:
Basic	403.4	413.7
Diluted	412.3	421.2

Dividends Declared Per Common Share	$0.120	$0.095

(1) "Office and General Expenses" includes $0.1 of restructuring and other reorganization-related charges, net for the three months ended December 31, 2014.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS ANNUAL REPORT 2015 AND 2014 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve months ended December 31,
	2015	2014	Fav. (Unfav.) % Variance
Revenue:
United States	$4,475.5	$4,184.0	7.0%
International	3,138.3	3,353.1	(6.4)%
Total Revenue	7,613.8	7,537.1	1.0%

Operating Expenses:
Salaries and Related Expenses	4,857.7	4,820.4	(0.8)%
Office and General Expenses (1)	1,884.2	1,928.3	2.3%
Total Operating Expenses	6,741.9	6,748.7	0.1%
Operating Income	871.9	788.4	10.6%
Operating Margin %	11.5%	10.5%

Expenses and Other Income:
Interest Expense	(85.8)	(84.9)
Interest Income	22.8	27.4
Other Expense, net	(46.7)	(10.2)
Total (Expenses) and Other Income	(109.7)	(67.7)

Income before Income Taxes	762.2	720.7
Provision for Income Taxes	282.8	216.5
Income of Consolidated Companies	479.4	504.2
Equity in Net Income of Unconsolidated Affiliates	1.1	1.2
Net Income	480.5	505.4
Net Income Attributable to Noncontrolling Interests	(25.9)	(28.3)
Net Income Attributable to IPG Common Stockholders	$454.6	$477.1

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.11	$1.14
Diluted	$1.09	$1.12

Weighted-Average Number of Common Shares Outstanding:
Basic	408.1	419.2
Diluted	415.7	425.4

Dividends Declared Per Common Share	$0.48	$0.38

(1) "Office and General Expenses" includes ($0.8) and $0.2 of restructuring and other reorganization-related (reversals) charges, net for the twelve months ended December 31, 2015 and 2014, respectively.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31, 2015
	As Reported	Losses on Sales of Businesses (1)	Adjusted Results
Income Before Income Taxes	$427.8	$(12.0)	$439.8
Provision for Income Taxes	(145.4)	0.2	(145.6)
Effective Tax Rate	34.0%		33.1%
Equity in Net Income of Unconsolidated Affiliates	0.5		0.5
Net Income Attributable to Noncontrolling Interests	(22.6)		(22.6)
Net Income Available to IPG Common Stockholders	$260.3	$(11.8)	$272.1

Weighted-Average Number of Common Shares Outstanding - Basic	403.4		403.4
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	8.9		8.9
Weighted-Average Number of Common Shares Outstanding - Diluted	412.3		412.3

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.65		$0.67
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.63	$(0.03)	$0.66

(1) Includes losses on completed dispositions of businesses and the classification of certain assets as held for sale.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve Months Ended December 31, 2015
	As Reported	Losses on Sales of Businesses (1)	Adjusted Results
Income Before Income Taxes	$762.2	$(50.0)	$812.2
Provision for Income Taxes	(282.8)	2.9	(285.7)
Effective Tax Rate	37.1%		35.2%
Equity in Net Income of Unconsolidated Affiliates	1.1		1.1
Net Income Attributable to Noncontrolling Interests	(25.9)		(25.9)
Net Income Available to IPG Common Stockholders	$454.6	$(47.1)	$501.7

Weighted-Average Number of Common Shares Outstanding - Basic	408.1		408.1
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	7.6		7.6
Weighted-Average Number of Common Shares Outstanding - Diluted	415.7		415.7

Earnings Per Share Available to IPG Common Stockholders - Basic	$1.11		$1.23
Earnings Per Share Available to IPG Common Stockholders - Diluted	$1.09	$(0.12)	$1.21

(1) Includes losses on completed dispositions of businesses and the classification of certain assets as held for sale.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31, 2014
	As Reported	Valuation Allowance Reversal, Net (1)	Adjusted Results
Income Before Income Taxes	$418.6		$418.6
Provision for Income Taxes	(87.9)	$67.6	(155.5)
Effective Tax Rate	21.0%		37.1%
Equity in Net Income of Unconsolidated Affiliates	0.6		0.6
Net Income Attributable to Noncontrolling Interests	(22.4)		(22.4)
Net Income Available to IPG Common Stockholders	$308.9	$67.6	$241.3

Weighted-Average Number of Common Shares Outstanding - Basic	413.7		413.7
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	7.5		7.5
Weighted-Average Number of Common Shares Outstanding - Diluted	421.2		421.2

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.75		$0.58
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.73	$0.16	$0.57

(1) Net valuation allowance reversal of $67.6 consists of a reversal of $124.8 partially offset by the establishment of a valuation allowance of $57.2, both in Continental Europe.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve Months Ended December 31, 2014
	As Reported	Valuation Allowance Reversal, Net (1)	Loss on Early Extinguishment of Debt	Adjusted Results
Income Before Income Taxes	$720.7		$(10.4)	$731.1
Provision for Income Taxes	(216.5)	$67.6	3.8	(287.9)
Effective Tax Rate	30.0%			39.4%
Equity in Net Income of Unconsolidated Affiliates	1.2			1.2
Net Income Attributable to Noncontrolling Interests	(28.3)			(28.3)
Net Income Available to IPG Common Stockholders	$477.1	$67.6	$(6.6)	$416.1

Weighted-Average Number of Common Shares Outstanding - Basic	419.2			419.2
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	6.2			6.2
Weighted-Average Number of Common Shares Outstanding - Diluted	425.4			425.4

Earnings Per Share Available to IPG Common Stockholders - Basic	$1.14			$0.99
Earnings Per Share Available to IPG Common Stockholders - Diluted	$1.12	$0.16	$(0.02)	$0.98

(1) Net valuation allowance reversal of $67.6 consists of a reversal of $124.8 partially offset by the establishment of a valuation allowance of $57.2, both in Continental Europe.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax